UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2020

LONGEVITY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38637	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yongda International Tower No. 2277 Longyang Road Pudong District, Shanghai People’s Republic of China	201204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (86) 21-60832028

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	LOAC	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one ordinary share	LOACW	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of one ordinary share	LOACR	The NASDAQ Stock Market LLC
Units, each consisting of one ordinary share, one right and one warrant	LOACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously disclosed by Longevity Acquisition Corporation (the “Company”) in its Current Report on Form 8-K dated September 2, 2020, the Company was notified by the Listing Qualifications Department of The NASDAQ Stock Market ("Nasdaq") that it did not comply with Nasdaq Listing Rule 5550(a)(3), which requires companies listed on the Nasdaq Capital Market to have at least 300 public holders for continued listing (the "Minimum Public Holders Rule"). On December 10, 2020, the Company received a letter from the Listing Qualifications Department of Nasdaq, confirming that the Company had regained compliance with the Minimum Public Holders Rule based on the Company's submissions to Nasdaq dated October 12, October 28 and November 30, 2020 showing that the Company had more than 300 public holders.

On December 11, 2020, the Company issued a press release announcing that the Company has regained compliance with the Minimum Public Holders Rule, a copy of which is attached hereto as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVITY ACQUSITION CORPORATION

Date: December 11, 2020	By:	/s/ Matthew Chen
	Name:	Matthew Chen
	Title:	Chief Financial Officer and Chairman